Exhibit 99.1

E*TRADE Financial Corporation Announces Third Quarter 2014 Results

NEW YORK--(BUSINESS WIRE)--October 21, 2014--E*TRADE Financial Corporation (NASDAQ:ETFC):

Third Quarter Results

  Net income of $86 million, or $0.29 per share
  Total net revenue of $440 million
  Total operating expenses of $277 million
  Provision for loan losses of $10 million
  Corporate cash of $610 million(1), including a dividend from the bank of $75 million
  Daily Average Revenue Trades (DARTs) of 153,000
  End of period margin receivables of $8.1 billion
  Net new brokerage accounts of 24,000; annualized attrition rate of 9.1 percent
  Net new brokerage assets of $2.3 billion; end of period customer assets of $282 billion

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its third quarter ended September 30, 2014, reporting net income of $86 million, or $0.29 per share. This compares with net income of $69 million, or $0.24 per share in the prior quarter, and $47 million, or $0.16 per share in the third quarter of 2013. Total net revenue of $440 million increased from $438 million in the prior quarter and $417 million in the third quarter of 2013.

During the quarter, the Company’s income tax expense included a benefit of approximately $8 million, or $0.03 per share(2), primarily related to the settlement of a state tax audit.

“Our solid performance continued through the third quarter as our core business showed strength despite the typically slower summer months and uncertainty in the broader global markets,” said Paul Idzik, Chief Executive Officer. “Our customers remained engaged, with DARTs up six percent from a year ago and margin balances at all-time highs for the Company. Additionally, we continue to make meaningful progress on the regulatory and capital front as evidenced by $400 million in dividends from the bank to the parent over the past five quarters. We remain focused on putting this capital to work for our owners, and aim to rationalize our capital structure – leading with actions to address our corporate debt profile. I am quite excited about the prospects ahead of us, and I look forward to closing out 2014 as a year of significant accomplishments for E*TRADE.”

E*TRADE reported DARTs of 153,000 during the quarter, a decrease of one percent from the prior quarter and an increase of six percent versus the same quarter a year ago.

The Company ended the quarter with 3.1 million brokerage accounts, an increase of 24,000 from the prior quarter. This compared with 33,000 net new brokerage accounts in the prior quarter and 13,000 in the third quarter of 2013. Brokerage account attrition for the quarter was 9.1 percent annualized.

The Company ended the quarter with $282 billion in total customer assets, compared with $281 billion at the end of the prior quarter and $241 billion from a year ago.

During the quarter, customers added $2.3 billion in net new brokerage assets, representing an annualized growth rate of 3.9 percent. Brokerage related cash increased by $0.4 billion to $40.4 billion during the period. Customers were net buyers of approximately $2.2 billion of securities. Margin receivables averaged $7.6 billion in the quarter, up four percent over last quarter and up 29 percent year over year, ending the quarter at $8.1 billion.

Corporate cash ended the quarter at $610 million(1), an increase of $40 million from the prior quarter, driven primarily by a $75 million dividend distributed from the Company’s bank subsidiary to its parent during the quarter.

Net operating interest income for the third quarter was $269 million, down slightly from $270 million in the prior quarter and up from $241 million a year ago. Third quarter results reflected a net interest spread of 2.54 percent on average interest-earning assets of $41.3 billion, compared with 2.55 percent on $41.4 billion in the prior quarter.

Commissions, fees and service charges, and other revenue in the third quarter were $163 million, compared with $161 million in the prior quarter and $152 million in the third quarter of 2013. Average commission per trade for the quarter was $11.05, compared with $10.72 in the prior quarter, and $11.15 in the third quarter of 2013.

Total net revenue in the quarter also included $8 million of net gains on loans and securities. This compared with $7 million in the prior quarter, which included gains related to the sale of modified loans, and $12 million in the third quarter of 2013.

Total operating expenses in the quarter of $277 million decreased $7 million sequentially, and increased $6 million from the year ago period.

The Company’s loan portfolio ended the quarter at $6.7 billion, contracting approximately $0.4 billion from the prior quarter. Third quarter provision for loan losses of $10 million was down from $12 million in the prior quarter.

Net charge-offs in the quarter were $10 million, compared with $14 million in the prior quarter. The allowance for loan losses ended the quarter unchanged from the previous quarter at $401 million.

As of September 30, 2014, the Company reported bank and consolidated Tier 1 leverage ratios of 10.4 percent(3) and 7.7 percent(4), respectively, compared with 10.2 percent(3) and 7.5 percent(4) in the prior quarter.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. ET today. This conference call will be available to domestic participants by dialing 800-772-0358 while international participants should dial +1 212-231-2930. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding rationalization of our capital structure, taking action on corporate debt, and future prospects for the Company are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2014 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Operating interest income	$319	$301	$963	$903
Operating interest expense	(50)	(60)	(158)	(178)
Net operating interest income	269	241	805	725
Commissions	108	103	341	310
Fees and service charges	45	40	138	113
Principal transactions	-	13	10	56
Gains on loans and securities, net	8	12	30	49
Net impairment	-	(1)	-	(3)
Other revenues	10	9	29	27
Total non-interest income	171	176	548	552
Total net revenue	440	417	1,353	1,277
Provision for loan losses	10	37	26	126
Operating expense:
Compensation and benefits	108	88	305	270
Advertising and market development	21	21	88	81
Clearing and servicing	21	31	72	94
FDIC insurance premiums	18	25	61	79
Professional services	27	23	79	59
Occupancy and equipment	22	17	59	53
Communications	17	16	53	53
Depreciation and amortization	19	22	60	68
Amortization of other intangibles	5	6	16	18
Impairment of goodwill	-	-	-	142
Facility restructuring and other exit activities	2	6	6	23
Other operating expenses	17	16	52	40
Total operating expense	277	271	851	980
Income before other income (expense) and income tax expense	153	109	476	171
Other income (expense):
Corporate interest expense	(29)	(29)	(86)	(86)
Losses on early extinguishment of debt	-	-	(12)	-
Equity in income of investments and other	1	-	3	5
Total other income (expense)	(28)	(29)	(95)	(81)
Income before income tax expense	125	80	381	90
Income tax expense	39	33	129	62
Net income	$86	$47	$252	$28

Basic earnings per share	$0.30	$0.17	$0.87	$0.10
Diluted earnings per share	$0.29	$0.16	$0.86	$0.10
Shares used in computation of per share data:
Basic (in thousands)	288,843	287,111	288,536	286,882
Diluted (in thousands)	294,119	292,630	293,968	292,249

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Revenue:
Operating interest income	$319	$322	$301
Operating interest expense	(50)	(52)	(60)
Net operating interest income	269	270	241
Commissions	108	105	103
Fees and service charges	45	46	40
Principal transactions	-	-	13
Gains on loans and securities, net	8	7	12
Net impairment	-	-	(1)
Other revenues	10	10	9
Total non-interest income	171	168	176
Total net revenue	440	438	417
Provision for loan losses	10	12	37
Operating expense:
Compensation and benefits	108	99	88
Advertising and market development	21	33	21
Clearing and servicing	21	23	31
FDIC insurance premiums	18	19	25
Professional services	27	28	23
Occupancy and equipment	22	19	17
Communications	17	18	16
Depreciation and amortization	19	20	22
Amortization of other intangibles	5	6	6
Facility restructuring and other exit activities	2	1	6
Other operating expenses	17	18	16
Total operating expense	277	284	271
Income before other income (expense) and income tax expense	153	142	109
Other income (expense):
Corporate interest expense	(29)	(29)	(29)
Equity in income (loss) of investments and other	1	(1)	-
Total other income (expense)	(28)	(30)	(29)
Income before income tax expense	125	112	80
Income tax expense	39	43	33
Net income	$86	$69	$47

Basic earnings per share	$0.30	$0.24	$0.17
Diluted earnings per share	$0.29	$0.24	$0.16
Shares used in computation of per share data:
Basic (in thousands)	288,843	288,705	287,111
Diluted (in thousands)	294,119	293,826	292,630

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	September 30,	June 30,	December 31,
	2014	2014	2013
ASSETS
Cash and equivalents	$1,809	$1,807	$1,838
Cash required to be segregated under federal or other regulations	608	1,215	1,066
Available-for-sale securities	12,516	12,837	13,592
Held-to-maturity securities	11,847	11,356	10,181
Margin receivables	8,117	7,340	6,353
Loans receivable, net	6,302	6,656	8,123
Investment in FHLB stock	77	56	61
Property and equipment, net	240	227	237
Goodwill	1,792	1,792	1,792
Other intangibles, net	199	205	216
Other assets	2,312	2,257	2,821
Total assets	$45,819	$45,748	$46,280

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$24,927	$25,084	$25,971
Securities sold under agreements to repurchase	3,917	3,742	4,543
Customer payables	6,526	6,626	6,310
FHLB advances and other borrowings	1,294	1,291	1,279
Corporate debt	1,771	1,770	1,768
Other liabilities	2,110	2,047	1,553
Total liabilities	40,545	40,560	41,424

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
September 30, 2014, June 30, 2014 and December 31, 2013, shares issued and outstanding: 288,812,764 at September 30, 2014, 288,687,146 at
June 30, 2014 and 287,357,001 at December 31, 2013	3	3	3
Additional paid-in-capital	7,340	7,336	7,328
Accumulated deficit	(1,770)	(1,856)	(2,022)
Accumulated other comprehensive loss	(299)	(295)	(453)
Total shareholders' equity	5,274	5,188	4,856
Total liabilities and shareholders' equity	$45,819	$45,748	$46,280

Segment Reporting

	Three Months Ended September 30, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	$170	$221	$-	$(72)	$319
Operating interest expense	(5)	(117)	-	72	(50)
Net operating interest income	165	104	-	-	269
Commissions	108	-	-	-	108
Fees and service charges	45	-	-	-	45
Gains on loans and securities, net	-	8	-	-	8
Other revenues	9	1	-	-	10
Total non-interest income	162	9	-	-	171
Total net revenue	327	113	-	-	440
Provision for loan losses	-	10	-	-	10
Operating expense:
Compensation and benefits	72	4	32	-	108
Advertising and market development	21	-	-	-	21
Clearing and servicing	13	8	-	-	21
FDIC insurance premiums	-	18	-	-	18
Professional services	16	1	10	-	27
Occupancy and equipment	17	1	4	-	22
Communications	17	-	-	-	17
Depreciation and amortization	15	-	4	-	19
Amortization of other intangibles	5	-	-	-	5
Facility restructuring and other exit activities	-	-	2	-	2
Other operating expenses	7	4	6	-	17
Total operating expense	183	36	58	-	277
Segment income (loss) before other income (expense)	144	67	(58)	-	153
Other income (expense):
Corporate interest expense	-	-	(29)	-	(29)
Equity in income of investments and other	-	-	1	-	1
Total other income (expense)	-	-	(28)	-	(28)
Segment income (loss)	$144	$67	$(86)	$-	$125

	Three Months Ended June 30, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	$155	$233	$-	$(66)	$322
Operating interest expense	(4)	(114)	-	66	(52)
Net operating interest income	151	119	-	-	270
Commissions	105	-	-	-	105
Fees and service charges	45	1	-	-	46
Gains on loans and securities, net	-	7	-	-	7
Other revenues	8	2	-	-	10
Total non-interest income	158	10	-	-	168
Total net revenue	309	129	-	-	438
Provision for loan losses	-	12	-	-	12
Operating expense:
Compensation and benefits	69	3	27	-	99
Advertising and market development	33	-	-	-	33
Clearing and servicing	14	9	-	-	23
FDIC insurance premiums	-	19	-	-	19
Professional services	15	1	12	-	28
Occupancy and equipment	15	-	4	-	19
Communications	17	-	1	-	18
Depreciation and amortization	16	-	4	-	20
Amortization of other intangibles	6	-	-	-	6
Facility restructuring and other exit activities	-	-	1	-	1
Other operating expenses	11	4	3	-	18
Total operating expense	196	36	52	-	284
Segment income (loss) before other income (expense)	113	81	(52)	-	142
Other income (expense):
Corporate interest expense	-	-	(29)	-	(29)
Equity in loss of investments and other	-	-	(1)	-	(1)
Total other income (expense)	-	-	(30)	-	(30)
Segment income (loss)	$113	$81	$(82)	$-	$112

	Three Months Ended September 30, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	$139	$231	$-	$(69)	$301
Operating interest expense	(5)	(124)	-	69	(60)
Net operating interest income	134	107	-	-	241
Commissions	103	-	-	-	103
Fees and service charges	39	1	-	-	40
Principal transactions	13	-	-	-	13
Gains on loans and securities, net	-	12	-	-	12
Net impairment	-	(1)	-	-	(1)
Other revenues	8	1	-	-	9
Total non-interest income	163	13	-	-	176
Total net revenue	297	120	-	-	417
Provision for loan losses	-	37	-	-	37
Operating expense:
Compensation and benefits	60	3	25	-	88
Advertising and market development	21	-	-	-	21
Clearing and servicing	19	12	-	-	31
FDIC insurance premiums	-	25	-	-	25
Professional services	10	-	13	-	23
Occupancy and equipment	15	-	2	-	17
Communications	16	-	-	-	16
Depreciation and amortization	17	1	4	-	22
Amortization of other intangibles	6	-	-	-	6
Facility restructuring and other exit activities	-	-	6	-	6
Other operating expenses	7	2	7	-	16
Total operating expense	171	43	57	-	271
Segment income (loss) before other income (expense)	126	40	(57)	-	109
Other income (expense):
Corporate interest expense	-	-	(29)	-	(29)
Total other income (expense)	-	-	(29)	-	(29)
Segment income (loss)	$126	$40	$(86)	$-	$80

Key Performance Metrics(6)

Corporate Metrics	Qtr ended 9/30/14	Qtr ended 6/30/14	Qtr ended 9/30/14 vs. 6/30/14	Qtr ended 9/30/13	Qtr ended 9/30/14 vs. 9/30/13

Operating margin %(7)
Consolidated	35%	32%	3%	26%	9%
Trading and Investing	44%	37%	7%	42%	2%
Balance Sheet Management	59%	63%	(4)%	33%	26%

Employees	3,146	3,113	1%	2,913	8%
Consultants and other	129	142	(9)%	92	40%
Total headcount	3,275	3,255	1%	3,005	9%

Book value per share	$18.26	$17.97	2%	$16.82	9%
Tangible book value per share(8)	$12.69	$12.34	3%	$10.96	16%

Corporate cash ($MM)(1)	$610	$570	7%	$373	64%

Enterprise net interest spread (basis points)(9)	254	255	0%	230	10%
Enterprise interest-earning assets, average ($MM)	$41,346	$41,395	0%	$40,812	1%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income	$86	$69	25%	$47	83%
Income tax expense	39	43	(9)%	33	18%
Depreciation & amortization	24	26	(8)%	28	(14)%
Corporate interest expense	29	29	0%	29	0%
EBITDA	$178	$167	7%	$137	30%

Interest coverage(10)	6.2	5.8	N.M.	4.8	N.M.

E*TRADE Bank net income ($MM)(11)	$119	$106	12%	$85	40%

Trading and Investing Metrics

Trading days	63.5	63.0	N.M.	63.5	N.M.

DARTs	153,494	155,194	(1)%	145,150	6%

Total trades (MM)	9.7	9.8	(1)%	9.2	5%
Average commission per trade	$11.05	$10.72	3%	$11.15	(1)%

End of period margin receivables ($B)	$8.1	$7.3	11%	$6.2	31%
Average margin receivables ($B)	$7.6	$7.3	4%	$5.9	29%

Gross new brokerage accounts	94,261	99,136	(5)%	79,923	18%
Gross new stock plan accounts	57,648	59,084	(2)%	61,614	(6)%
Gross new banking accounts	2,015	2,001	1%	2,406	(16)%
Closed accounts	(120,548)	(117,670)	N.M.	(119,123)	N.M.
Net new accounts	33,376	42,551	N.M.	24,820	N.M.

Net new brokerage accounts	23,510	33,005	N.M.	13,111	N.M.
Net new stock plan accounts	17,547	17,787	N.M.	18,885	N.M.
Net new banking accounts	(7,681)	(8,241)	N.M.	(7,176)	N.M.
Net new accounts	33,376	42,551	N.M.	24,820	N.M.

End of period brokerage accounts	3,126,476	3,102,966	1%	2,975,842	5%
End of period stock plan accounts	1,263,729	1,246,182	1%	1,204,692	5%
End of period banking accounts	371,626	379,307	(2)%	406,420	(9)%
End of period total accounts	4,761,831	4,728,455	1%	4,586,954	4%

Annualized brokerage account attrition rate(12)	9.1%	8.6%	N.M.	9.0%	N.M.

Customer Assets ($B)
Security holdings	$199.0	$197.8	1%	$162.8	22%
Customer payables (cash)	6.5	6.6	(2)%	5.8	12%
Customer assets held by third parties(13)	14.8	14.3	3%	12.9	15%
Unexercised stock plan customer holdings (vested)	36.4	37.1	(2)%	33.2	10%
Customer assets in brokerage and stock plan accounts	256.7	255.8	0%	214.7	20%
Sweep deposits	19.1	19.1	0%	19.5	(2)%
Savings, transaction and other	5.9	6.0	(2)%	6.4	(8)%
Customer assets in banking accounts	25.0	25.1	0%	25.9	(3)%
Total customer assets	$281.7	$280.9	0%	$240.6	17%

Net new brokerage assets ($B)(14)	$2.3	$1.0	N.M.	$2.4	N.M.
Net new banking assets ($B)(14)	(0.2)	(0.3)	N.M.	(0.1)	N.M.
Net new customer assets ($B)(14)	$2.1	$0.7	N.M.	$2.3	N.M.

Brokerage related cash ($B)	$40.4	$40.0	1%	$38.2	6%
Other customer cash and deposits ($B)	5.9	6.0	(2)%	6.4	(8)%
Total customer cash and deposits ($B)	$46.3	$46.0	1%	$44.6	4%

Stock plan customer holdings (unvested) ($B)	$73.7	$73.6	0%	$63.4	16%

Customer net (buy) / sell activity ($B)	$(2.2)	$(0.4)	N.M.	$0.7	N.M.

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$6,851	$7,201	(5)%	$9,246	(26)%
Ending loans receivable, net	$6,302	$6,656	(5)%	$8,565	(26)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$2,957	$3,100	(5)%	$4,226	(30)%
30-89 days delinquent	95	88	8%	197	(52)%
90-179 days delinquent	22	27	(19)%	71	(69)%
Total 30-179 days delinquent	117	115	2%	268	(56)%
180+ days delinquent (net of $53M, $58M and $111M in charge-offs for Q314, Q214 and Q313, respectively)	136	145	(6)%	239	(43)%
Total delinquent loans(15)	253	260	(3)%	507	(50)%
Gross loans receivable(16)	$3,210	$3,360	(4)%	$4,733	(32)%

Home Equity
Current	$2,873	$3,033	(5)%	$3,498	(18)%
30-89 days delinquent	56	56	0%	69	(19)%
90-179 days delinquent	27	32	(16)%	38	(29)%
Total 30-179 days delinquent	83	88	(6)%	107	(22)%
180+ days delinquent (net of $23M, $24M and $23M in charge-offs for Q314, Q214 and Q313, respectively)	45	45	0%	38	18%
Total delinquent loans(15)	128	133	(4)%	145	(12)%
Gross loans receivable(16)	$3,001	$3,166	(5)%	$3,643	(18)%

Consumer and Other
Current	$482	$519	(7)%	$633	(24)%
30-89 days delinquent	8	11	(27)%	12	(33)%
90-179 days delinquent	2	1	100%	3	(33)%
Total 30-179 days delinquent	10	12	(17)%	15	(33)%
180+ days delinquent	-	-	N.M.	-	N.M.
Total delinquent loans	10	12	(17)%	15	(33)%
Gross loans receivable(16)	$492	$531	(7)%	$648	(24)%

Total Loans Receivable
Current	$6,312	$6,652	(5)%	$8,357	(24)%
30-89 days delinquent	159	155	3%	278	(43)%
90-179 days delinquent	51	60	(15)%	112	(54)%
Total 30-179 days delinquent	210	215	(2)%	390	(46)%
180+ days delinquent	181	190	(5)%	277	(35)%
Total delinquent loans(15)	391	405	(3)%	667	(41)%
Total gross loans receivable(16)	$6,703	$7,057	(5)%	$9,024	(26)%

TDR performance detail ($MM)(17)

One- to Four-Family TDRs
Current	$236	$244	(3)%	$921	(74)%
30-89 days delinquent	28	19	47%	101	(72)%
90-179 days delinquent	5	6	(17)%	44	(89)%
Total 30-179 days delinquent	33	25	32%	145	(77)%
180+ days delinquent (net of $23M, $25M and $68M in charge-offs for Q314, Q214 and Q313, respectively)	48	50	(4)%	130	(63)%
Total delinquent TDRs	81	75	8%	275	(71)%
TDRs	$317	$319	(1)%	$1,196	(73)%

Home Equity TDRs
Current	$183	$184	(1)%	$210	(13)%
30-89 days delinquent	12	15	(20)%	15	(20)%
90-179 days delinquent	7	8	(13)%	10	(30)%
Total 30-179 days delinquent	19	23	(17)%	25	(24)%
180+ days delinquent (net of $15M, $14M and $14M in charge-offs for Q314, Q214 and Q313, respectively)	19	19	0%	18	6%
Total delinquent TDRs	38	42	(10)%	43	(12)%
TDRs	$221	$226	(2)%	$253	(13)%

Total TDRs
Current	$419	$428	(2)%	$1,131	(63)%
30-89 days delinquent	40	34	18%	116	(66)%
90-179 days delinquent	12	14	(14)%	54	(78)%
Total 30-179 days delinquent	52	48	8%	170	(69)%
180+ days delinquent	67	69	(3)%	148	(55)%
Total delinquent TDRs	119	117	2%	318	(63)%
TDRs	$538	$545	(1)%	$1,449	(63)%

Capital Metrics

E*TRADE Bank
Tier 1 leverage ratio(3)	10.4%	10.2%	0.2%	9.5%	0.9%
Tier 1 risk-based capital ratio(3)	24.6%	24.7%	(0.1)%	22.2%	2.4%
Total risk-based capital ratio(3)	25.9%	26.0%	(0.1)%	23.5%	2.4%
Tier 1 common ratio(3)	24.6%	24.7%	(0.1)%	22.2%	2.4%

E*TRADE Financial
Tier 1 leverage ratio(4)	7.7%	7.5%	0.2%	6.6%	1.1%
Tier 1 risk-based capital ratio(4)	18.5%	18.3%	0.2%	15.3%	3.2%
Total risk-based capital ratio(4)	19.7%	19.5%	0.2%	16.6%	3.1%
Tier 1 common ratio(4)	16.1%	15.8%	0.3%	12.9%	3.2%

Activity in Allowance for Loan Losses

	Three Months Ended September 30, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 6/30/14	$44	$337	$20	$401
Provision for loan losses	(16)	29	(3)	10
Charge-offs, net	(1)	(6)	(3)	(10)
Allowance for loan losses, ending 9/30/14	$27	$360	$14	$401

	Three Months Ended June 30, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 3/31/14	$52	$327	$24	$403
Provision for loan losses	(8)	21	(1)	12
Charge-offs, net	-	(11)	(3)	(14)
Allowance for loan losses, ending 6/30/14	$44	$337	$20	$401

	Three Months Ended September 30, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 6/30/13	$144	$279	$28	$451
Provision for loan losses	(24)	60	1	37
Charge-offs, net	(7)	(20)	(2)	(29)
Allowance for loan losses, ending 9/30/13	$113	$319	$27	$459

Specific Valuation Allowance Activity(18)

	As of September 30, 2014
	Recorded Investment in Modifications before charge-offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(19)
	(Dollars in millions)
One- to four-family	$229	$(45)	$184	$(9)	$175	5%	24%
Home equity	313	(140)	173	(59)	114	34%	64%
Total	$542	$(185)	$357	$(68)	$289	19%	47%

	As of June 30, 2014
	Recorded Investment in Modifications before charge-offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(19)
	(Dollars in millions)
One- to four-family	$232	$(45)	$187	$(14)	$173	7%	25%
Home equity	322	(145)	177	(62)	115	35%	64%
Total	$554	$(190)	$364	$(76)	$288	21%	48%

	As of September 30, 2013
	Recorded Investment in Modifications before charge-offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(19)
	(Dollars in millions)
One- to four-family	$1,375	$(320)	$1,055	$(67)	$988	6%	28%
Home equity	348	(150)	198	(68)	130	34%	63%
Total	$1,723	$(470)	$1,253	$(135)	$1,118	11%	35%

Average Enterprise Balance Sheet Data

	Three Months Ended September 30, 2014

	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(20)	$6,871	$70	4.05%
Available-for-sale securities	12,595	70	2.23%
Held-to-maturity securities	11,366	81	2.84%
Margin receivables	7,645	67	3.47%
Cash and equivalents	1,316	-	0.15%
Segregated cash	904	-	0.06%
Securities borrowed and other	649	28	16.89%
Total enterprise interest-earning assets	$41,346	316	3.04%
Enterprise interest-bearing liabilities:
Deposits	$25,068	$2	0.03%
Customer payables	6,624	2	0.13%
Securities sold under agreements to repurchase(21)	3,753	30	3.07%
FHLB advances and other borrowings(21)	1,290	16	4.75%
Securities loaned and other	1,634	-	0.03%
Total enterprise interest-bearing liabilities	$38,369	50	0.50%
Enterprise net interest income/spread(9)		$266	2.54%

	Three Months Ended June 30, 2014

	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(20)	$7,416	$77	4.18%
Available-for-sale securities	12,742	72	2.28%
Held-to-maturity securities	11,298	82	2.91%
Margin receivables	7,330	65	3.56%
Cash and equivalents	1,310	1	0.15%
Segregated cash	799	1	0.10%
Securities borrowed and other	500	21	16.43%
Total enterprise interest-earning assets	$41,395	319	3.08%
Enterprise interest-bearing liabilities:
Deposits	$25,239	$2	0.03%
Customer payables	6,250	3	0.16%
Securities sold under agreements to repurchase(21)	4,010	30	2.98%
FHLB advances and other borrowings(21)	1,285	17	5.24%
Securities loaned and other	1,506	-	0.03%
Total enterprise interest-bearing liabilities	$38,290	52	0.53%
Enterprise net interest income/spread(9)		$267	2.55%

	Three Months Ended September 30, 2013

	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(20)	$9,288	$96	4.15%
Available-for-sale securities	13,011	69	2.11%
Held-to-maturity securities	9,853	65	2.62%
Margin receivables	5,938	56	3.75%
Cash and equivalents	1,544	1	0.20%
Segregated cash	517	-	0.09%
Securities borrowed and other	661	12	7.08%
Total enterprise interest-earning assets	$40,812	299	2.92%
Enterprise interest-bearing liabilities:
Deposits	$25,804	$4	0.05%
Customer payables	5,548	2	0.15%
Securities sold under agreements to repurchase(21)	4,446	37	3.29%
FHLB advances and other borrowings(21)	1,292	17	5.20%
Securities loaned and other	874	-	0.01%
Total enterprise interest-bearing liabilities	$37,964	60	0.62%
Enterprise net interest income/spread(9)		$239	2.30%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
	(In millions)
Enterprise net interest income	$266	$267	$239
Taxable equivalent interest adjustment(22)	(1)	-	(1)
Earnings on customer assets held by third parties(23)	4	3	3
Net operating interest income	$269	$270	$241

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that corporate cash, tangible book value per share, EBITDA, interest coverage, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial capital ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (10) for a calculation of this non-GAAP measure on a GAAP basis.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Capital Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios are defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (3) and (4) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides a reconciliation of corporate cash to GAAP consolidated cash and equivalents at period end (dollars in millions):

	Q3 2014	Q2 2014	Q3 2013
Corporate cash	$610	$570	$373
Bank cash	1,175	1,215	1,401
International brokerage and other cash	24	22	22
Total consolidated cash and equivalents	$1,809	$1,807	$1,796

(2) The following table provides a reconciliation for the calculation of the income tax impact, primarily related to the settlement of a state tax audit (dollars in millions, except per share amounts):

	Q3 2014
	Amount	EPS
Income before income tax expense	$ 125	$ 0.42
Income tax expense (benefit):
Income tax expense	47	0.16
Income tax benefit primarily related to the settlement of a state tax audit	(8)	(0.03)
Net income	$ 86	$ 0.29

(3) E*TRADE Bank’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are preliminary for the current period. E*TRADE Bank’s Tier 1 common ratio is a non-GAAP measure. Management believes this ratio is an important measure of capital strength. E*TRADE Bank’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are calculated as follows (dollars in millions):

	Q3 2014	Q2 2014	Q3 2013
E*TRADE Bank shareholder's equity	$6,014	$5,974	$5,753
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(304)	(300)	(426)
Goodwill & other intangible assets, net of deferred tax liabilities	1,482	1,500	1,547
Disallowed servicing assets and deferred tax assets	397	450	619
E*TRADE Bank Tier 1 capital/Tier 1 common	4,439	4,324	4,013
ADD:
Allowable allowance for loan losses	228	221	230
E*TRADE Bank total capital	$4,667	$4,545	$4,243

E*TRADE Bank total assets	$44,510	$44,517	$44,395
DEDUCT:
Losses in OCI on AFS debt securities and cash flow asset hedges, net of tax	(51)	(26)	(107)
Goodwill & other intangible assets, net of deferred tax liabilities	1,482	1,500	1,547
Disallowed servicing assets and deferred tax assets	397	450	619
E*TRADE Bank total assets for leverage capital purposes	$42,682	$42,593	$42,336

E*TRADE Bank total risk-weighted assets(a)	$18,035	$17,502	$18,075

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Total assets for leverage capital purposes)	10.4%	10.2%	9.5%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	24.6%	24.7%	22.2%
E*TRADE Bank total capital / Total risk-weighted assets	25.9%	26.0%	23.5%
E*TRADE Bank Tier 1 common / Total risk-weighted assets	24.6%	24.7%	22.2%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(4) E*TRADE Financial’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are preliminary for the current period, and are based on the Federal Reserve’s well-capitalized requirements. While E*TRADE Financial is not currently subject to capital requirements, the implementation of holding company capital requirements are effective in 2015 as a result of the Dodd-Frank Act. Management believes these ratios are an important measure of the Company's capital strength and accordingly manages capital against ratios currently applicable to bank holding companies, in preparation for the application of these requirements. The Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are calculated as follows (dollars in millions):

	Q3 2014	Q2 2014	Q3 2013
E*TRADE Financial shareholders' equity	$5,274	$5,188	$4,829
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(304)	(300)	(426)
Goodwill & other intangible assets, net of deferred tax liabilities	1,609	1,626	1,681
Disallowed servicing assets and deferred tax assets	1,063	1,097	1,223
E*TRADE Financial Tier 1 common	2,906	2,765	2,351
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	433	433	433
E*TRADE Financial Tier 1 capital	3,339	3,198	2,784
ADD:
Allowable allowance for loan losses	228	221	231
E*TRADE Financial total capital	$3,567	$3,419	$3,015

E*TRADE Financial total average assets	$45,869	$45,598	$45,123
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,609	1,626	1,681
Disallowed servicing assets and deferred tax assets	1,063	1,097	1,223
Average total assets for leverage capital purposes	$43,197	$42,875	$42,219

E*TRADE Financial total risk-weighted assets(b)	$18,070	$17,510	$18,200

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	7.7%	7.5%	6.6%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	18.5%	18.3%	15.3%
E*TRADE Financial total capital / Total risk-weighted assets	19.7%	19.5%	16.6%
E*TRADE Financial Tier 1 common / Total risk-weighted assets	16.1%	15.8%	12.9%

(a) The Company is continuing to include TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies’ delay in the implementation of the TRUPs phase-out for the Company until January 1, 2015.

(b) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(5) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(6) Amounts and percentages may not calculate due to rounding.

(7) Operating margin is the percentage of net revenue that results in income before other income (expense) and income taxes. The percentage is calculated by dividing income before other income (expense) and income taxes by total net revenue.

(8) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share at period end (dollars in millions, except per share amounts):

	Q3 2014	Q2 2014	Q3 2013
Book value	$5,274	$5,188	$4,829
Less: Goodwill and other intangibles, net	(1,991)	(1,997)	(2,014)
Less: Deferred tax liability related to goodwill	382	371	333
Tangible book value	$3,665	$3,562	$3,148

	Q3 2014	Q2 2014	Q3 2013
Book value per share	$18.26	$17.97	$16.82
Less: Goodwill and other intangibles, net per share	(6.89)	(6.92)	(7.01)
Less: Deferred tax liability related to goodwill per share	1.32	1.29	1.15
Tangible book value per share	$12.69	$12.34	$10.96

(9) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer assets held by third parties.

(10) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio calculated based on the Company’s net income (loss) to its corporate interest expense was 3.0, 2.4, and 1.7 for the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively.

(11) E*TRADE Bank net income is calculated as follows (dollars in millions):

	Q3 2014	Q2 2014	Q3 2013
Total net revenue	$427	$426	$397
Provision for loan losses	10	12	37
Total operating expenses	238	254	221
Other income (expense)	(1)	(1)	(0)
Income before income taxes	178	159	139
Income tax expense	59	53	54
Net income	$119	$106	$85

(12) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(13) Customer assets held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer assets held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. However, we maintain the ability to bring these customer assets back on-balance sheet with appropriate notification to the third parties.

(14) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(15) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company at the end of the periods presented (dollars in millions):

	Q3 2014	Q2 2014	Q3 2013
One- to four-family	$131	$137	$424
Home equity	267	274	286
Total charge-offs	$398	$411	$710

(16) Includes unpaid principal balances and premiums (discounts).

(17) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, loans that had been charged-off due to bankruptcy notification were also considered TDRs.

(18) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those which the Company received a notification of bankruptcy (dollars in millions):

	Q3 2014	Q2 2014	Q3 2013
Modified loans	$357	$364	$1,253
Bankruptcy loans	181	181	196
Total TDRs	$538	$545	$1,449

(19) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(20) Includes loans held-for-sale and excludes loans to customers on margin.

(21) Scheduled balances for FHLB advances and securities sold under agreements to repurchase are shown below (dollars in millions):

Date	Balance
12/31/2014	$4,570
12/31/2015	$4,205
12/31/2016	$3,510
12/31/2017	$2,655
12/31/2018	$1,940
12/31/2019	$1,445
12/31/2020	$1,150
12/31/2021	$1,050
12/31/2022	$-

(22) Represents gross-up for tax-exempt securities.

(23) Includes interest earned on average customer assets of $14.6 billion, $14.1 billion and $12.0 billion for the quarters ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively, held by third parties outside E*TRADE Financial, including money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com